Exhibit 99.(i)(1)

[PAUL HASTINGS JANOFSKY & WALKER LLP LETTERHEAD]

January 11, 2007

HealthShares™, Inc.

420 Lexington Avenue, Suite 2550

New York, New York 10170

Ladies and Gentlemen:

We have acted as counsel to HealthShares™, Inc., a Maryland corporation (the “Company”), in connection with the Company’s Registration Statement filed on Form N-1A with the Securities and Exchange Commission (the “Registration Statement”) relating to the issuance by the Company of shares of common stock (the “Shares”) of the following series of the Company: HealthShares™ Asian Health Exchange-Traded Fund, HealthShares™ Autoimmune-Inflammation Exchange-Traded Fund, HealthShares™ Cancer Exchange-Traded Fund, HealthShares™ Cardio Devices Exchange-Traded Fund, HealthShares™ Cardiology Exchange-Traded Fund, HealthShares™ Dermatology and Wound Care Exchange-Traded Fund, HealthShares™ Diagnostics Exchange-Traded  Fund, HealthShares™ Emerging Cancer Exchange-Traded Fund, HealthShares™ Enabling Technologies Exchange-Traded Fund, HealthShares™ European Drugs Exchange-Traded Fund, HealthShares™ European Medical Products and Devices Exchange-Traded Fund, HealthShares™ GI/Gender Health Exchange-Traded Fund, HealthShares™ Infectious Disease Exchange-Traded Fund, HealthShares™ Metabolic-Endocrine Disorders Exchange-Traded Fund, HealthShares™ Neuroscience Exchange-Traded Fund, HealthShares™ Ophthalmology Exchange-Traded Fund, HealthShares™ Orthopedic Repair Exchange-Traded Fund, HealthShares™ Patient Care Services Exchange-Traded Fund, HealthShares™ Respiratory/Pulmonary Exchange-Traded Fund and HealthShares™ Composite Exchange-Traded Fund (each a “Fund,” and collectively the “Funds”).

In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.  We have based our opinion upon our review of the following records, documents and instruments:

(a)                                  the Company’s Articles of Amendment and Restatement (the “Charter”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland;

(b)                                 the Amended and Restated By-Laws of the Company, certified to us by an officer of the Company as being the true and complete on the date hereof;

(c)                                  resolutions of the Company’s Board of Directors adopted on December 1, 2006 authorizing the establishment of each of the Funds and the issuance of the Shares,

certified to us by an officer of the Company as being true and complete and in effect on the date hereof; and

(d)                                 the Registration Statement.

We have relied without independent investigation upon the opinion dated the date hereof of Venable LLP, delivered to the Company with respect to the questions of law of the State of Maryland.  We are not admitted to the practice of law in any jurisdiction but the State of New York and we do not hold ourselves out as experts in or express any opinion as to the laws of other states or jurisdictions except as to matters of federal law.

Based on the foregoing and our examination of such questions of law as we have deemed necessary and appropriate for the purpose of this opinion, and assuming that (i) all of the Shares will be issued and sold for consideration at their net asset value on the date of their issuance in accordance with statements in the Registration Statement and in accordance with the Charter, (ii) all consideration for the shares will be actually received by the Company, and (iii) all applicable securities laws will be complied with, then it is our opinion that, when issued and sold by the Company, the Shares will be legally issued, fully paid and nonassessable by the Company.

This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit.  This opinion may not be relied upon by you for any other purpose or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent.  We disclaim any obligation to advise you of any developments in areas covered by this opinion that occur after the date of this opinion.

We hereby consent to (i) the reference of our firm as Legal Counsel in the Registration Statement and (ii) the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Paul, Hastings, Janofsky & Walker LLP